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                                                                    Exhibit 10.1
                                                                    ------------

                          VESTA INSURANCE GROUP, INC.

                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


     THIS CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into by and among VESTA INSURANCE GROUP, INC., a Delaware corporation (the "Company"), having its principal office at 3760 River Run Drive, Birmingham, Alabama 35243, and Birmingham Investment Group, LLC (the "Investor") acting on behalf of the investors named on the schedule of investors attached hereto as Exhibit A (the "Schedule of Investors"), each of which may be
                   ---------
herein referred to individually as "Investor" or collectively as "Investors," with reference to the following:


                                   RECITALS


     A. The Investor has received information from the Company which describes the Company's offer (the "Offering") to issue and sell 2,950,000 shares of its $.01 par value, Series A Convertible Preferred Stock (the "Preferred Stock"). The terms and conditions of the Preferred Stock are set forth in the Company's Certificate of Designation of Preferences and Rights, attached hereto as Exhibit
                                                                         -------
B (the "Certificate of Designation").  The Preferred Stock will be convertible
-
into shares of the Company's $.01 par value, Common Stock ("Common Stock") at a price of $4.25 per share subject to adjustment as set forth in the Certificate of Designation.

     B. Based upon the Investor's review of materials set forth on Schedule C hereto received by them relating to the Offering and their discussions with representatives of the Company, the Investor desires to purchase from the Company 2,950,000 shares of the Company's Preferred Stock, at a purchase price of $8.50 per share.

     C. Based upon its investigation of Investor's experience in financial investments, including its reliance on the investment representations made by the Investor in Section 3 of the Agreement, and upon the Investor's ability to evaluate the merits and risks of its investment hereunder and to bear the economic risk thereof, the Company desires to sell the Preferred Stock to the Investors.

                                   AGREEMENT

     In consideration of the foregoing and the representations, warranties, conditions and covenants contained herein, the Company and the Investor hereby agree as follows:

     1.   Issuance and Sale of the Preferred Stock.

     On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 2,950,000 shares of the Preferred Stock by paying the Company the purchase price of $25,075,000 (the "Purchase Price").

     The consummation of the purchase and sale of the Preferred Stock pursuant to this Agreement shall be held at the offices of Haskell Slaughter & Young, L.L.C. at 10:00 a.m. on the second business day following the satisfaction or waiver of the conditions to closing set forth in Sections 4 and 5 or on such other date as the parties may mutually agree (the "Closing Date").

     At the Closing, the Company will deliver a Preferred Stock certificate or certificates to the Investor, registered in the Investor's name, representing the number of shares purchased by the Investor hereunder, against payment of the Purchase Price amount which may be made by check payable to the order of the Company or by wire transfer of such amount to the Company's bank account.

     2.   Representations and Warranties of the Company.

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C (the "Schedule of Exceptions"), the Company hereby represents and
---------
warrants to the Investor that:

     2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and carry out the transactions contemplated hereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction of the United States in which the failure so to qualify would have a material adverse effect on its business or properties.

     2.2. Capitalization.  The authorized capital of the Company consists of:

     a. Preferred Stock. 5,000,000 shares of $.01 par value Preferred Stock, 2,950,000 shares of which have been designated Series A Convertible Preferred Stock, none of which has been issued or is outstanding. The rights, preferences and privileges of the Preferred Stock are as set forth in the Restated Certificate of Incorporation.

     b. Common Stock. 100,000,000 shares of Common Stock, par value $.01 per share, of which 18,681,237 shares are issued and outstanding.

     c. All outstanding shares of Preferred Stock and Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and were or will be issued in compliance with all applicable federal and state securities laws.

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

     d. Except for the 2,950,000 shares of Preferred Stock which will be issued pursuant to this Agreement, which shares will be convertible into 5,900,000 shares of Common Stock subject to adjustment as set forth in the Certificate of Designation, there are no outstanding options, warrants, conversion rights, rights of first refusal, preemptive rights or other rights or agreements for the purchase or acquisition from the Company of any of the securities of the Company or rights thereto.

     2.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

     2.4. Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder including the issuance, sale and delivery of the Preferred Stock and of the Common Stock issuable upon conversion of the Preferred Stock (the "Common Conversion Shares") has been taken or will be taken prior to the Closing. Upon execution and delivery, this Agreement will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and by general equitable principles.

     2.5. Validity of Securities. The Preferred Stock has been duly authorized and upon issuance in accordance with the terms of this Agreement and the Restated Certificate of Incorporation will be validly issued and outstanding, fully paid and nonassessable. The Common Conversion Shares have been duly authorized and reserved, and upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued and outstanding, fully paid and nonassessable.

     2.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of securities of the Company hereunder, except such as has already been obtained or as is not required to be obtained prior to the Closing.

     2.7. Litigation. To the best of the Company's knowledge, there is no action, suit, proceeding or investigation pending or overtly threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing. The Company is not subject to the provisions of any order, writ, action, judgment or decree of any court or government agency or instrumentality which names the Company as a party.

     2.8. Patents and Trademarks. The Company has sufficient right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, information and proprietary rights, or adequate licenses, rights or purchase options with respect to the foregoing, necessary for its business as presently conducted, or is able to obtain on terms which will not materially adversely affect its business all necessary permits, licenses and other authority with respect thereto without any known conflict with or infringement of the rights of others.

     2.9. Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Restated Certificate of Incorporation or Bylaws, as amended and in effect on and as of the date hereof and as of the date of the Closing, or each of any material contract, agreement or instrument to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal, state or local judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or contravene or constitute, with or without the passage of time and giving of notice, either a default under any such provision or result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Company.

     2.10.  Agreements; Action.

     a. Except for agreements explicitly identified herein or in the Company Documents, there are no employment or other material agreements, understandings or pro-posed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

     b. Except in the ordinary course of business consistent with past practices or as set forth in the Company Documents (as hereinafter defined), there are no agreements, understandings, instruments, con-tracts or proposed transactions to which the Company is a party or by which it is bound which involve obligations of, or payments to the Company of, amounts in excess of one million dollars ($1,000,000).

     c. The Company is not a party to or is not bound by any contract, agreement or instrument, or subject to any restriction under the Restated Certificate of Incorporation or Bylaws, which materially and adversely affects its business as now conducted, its properties or its financial conditions.

     2.11. Registration Rights. Except as provided for in Section 6 of this Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     2.12. Disclosure. The Company has fully provided the Investor with all the information which such Investor has requested relating to the Company and the Offering. No representation, warranty or statement by the Company in this Agreement or in any written statement or certificate furnished or to be furnished to such Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

     2.13. Corporate Documents.

     a. The Company has heretofore furnished the Investor with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC (as any such documents have since the time of their original filing been amended, the "Company Documents") since January 1, 1998, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Company Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Company Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the Company Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of the Company required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of the Company at said dates and the consolidated results of operations and cash flows of the Company for the periods then ended. The consolidated balance sheet of the Company at March 31, 1999 included in the Company Documents is herein sometimes referred to as the "Company Balance Sheet."

     b. Except as disclosed in the Company Documents and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the Company Balance Sheet, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be required to be reflected or reserved against on a consolidated balance sheet of the Company (including the notes thereto) prepared in accordance with generally accepted accounting principles as applied in preparing the Company Balance Sheet.

     2.14. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims and encumbrances.

     2.15. Insurance. The Company maintains such types and amounts of insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons or entities engaged in the same or similar business as the Company.

     2.16. No Adverse Changes. Except as set forth in the Company Documents, since March 31, 1999, there has not been (1) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Company; (2) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company, other than (a) liabilities incurred in the ordinary course of business and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company; (3) any material asset or property of the Company made subject to a lien of any kind;
(4) any waiver of any material valuable right of the Company, or any cancellation of any material debt or claim held by the Company; (5) any payment of dividends on, other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefor; (6) any issuance of any capital stock, other than (a) upon the exercise of employee stock options, and (b) the issuance of shares of Common Stock, or stock options to purchase Common Stock, to members of the Board of Directors, key employees, special advisors and consultants of the Company, all of which issuances were authorized by the Board of Directors, including committees and individuals authorized by the Board of Directors; (7) any sale, assignment or transfer of any tangible or intangible material assets of the Company, except for sales, assignments or transfers in the ordinary course of business; (8) any loan by the Company to any officer, director, employee, consultant or shareholder of the Company, or any agreement or commitment therefor other than routine travel or relocation advances, or loans made in the ordinary course of business; (9) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, business or prospects of the Company; or (10) any change in the accounting methods, practices or policies followed by the Company, including any change in depreciation or amortization policies or rates.

     2.17. Taxes. The Company has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and, to the best of the Company's knowledge, all such returns are true and correct. Except for taxes which are being contested in good faith by the Company or for which adequate reserves are being held by the Company, the Company has paid or caused to be paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to with-hold from amounts owing to any employee, creditor or third party. The income tax returns of the Company have never been audited by any federal, state, or local authorities.

     2.18. Securities Laws. Based in part upon the representations of the Investor, the issuance, sale and delivery of the Preferred Stock pursuant to the terms of this Agreement and the Common Conversion Shares pursuant to this Agreement and the Certificate of Designation shall be exempt from the registration requirements of Section 5 of the Act by virtue of Section 4(2) thereof and Rule 506 promulgated thereunder, and any state securities laws by virtue of Section 18 thereof.

     3.   Representations and Warranties of the Investor.

     The Investor hereby represents and warrants to the Company that:

     3.1. Investment Representations.

     a. The Investor is experienced in evaluating and investing in companies such as the Company.

     b. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities. The Investor has made its own independent investigation of the Company and has been furnished by the Company with such information relating to the Company and the Offering as the Investor has requested.

     c. In making its decision to purchase the Preferred Stock pursuant to this Agreement, the Investor has relied solely upon the information furnished or made available by the Company as described in Section 3.1(b), the Company's representations and warranties contained in Section 2 hereof and documents and certificates delivered pursuant hereto.

     d. The Investor understands that no federal or state agency has passed upon an investment in the Preferred Stock or made any finding or determination as to the advisability or fairness of an investment in the Preferred Stock.

     e. The Investor understands that it must bear the economic risk of investment in the Preferred Stock for an indefinite period of time because the Preferred Stock and the Common Conversion Shares have not been registered under the Act and, therefore, cannot be sold until they are either subsequently registered under the Act or an exemption from such registration is available.

     f. The Investor understands that, upon issuance of the Preferred Stock and Common Conversion Shares, the certificates representing such shares shall bear the legends set forth in Section 3.2 hereof.

     g. The Investor understands that there is presently no established market for the Preferred Stock to be issued by the Company pursuant to this Agreement and it is uncertain whether any public market for the Preferred Stock will develop.

     h. The Investor is acquiring the Preferred Stock for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Preferred Stock and the Common Conversion Shares have not been registered under the Act by reason of a specified exemption from the registration provisions of the Act, which requires, among other things, the bona fide nature of the Investor's investment intent as expressed herein.

     i. All information that the Investor has furnished to the Company with respect to its organization, financial position and business experience is correct as of the date of this Agreement and, if there should be any material change in such information prior to the Company's execution of this Agreement, the Investor will immediately furnish such revised or corrected information in writing to the Company.

     j. Each member of the Investor is an "accredited investor" (as defined in Section 501 of Regulation D under the Act).

     k. As of the date of this Agreement and as of the Closing Date, the Investor has or will have sufficient funds, or firm commitments for sufficient funds, to fulfill its obligations under this Agreement. The individuals set forth on Exhibit E will guarantee the ability of the Investor to meet its
         ---------
obligations under this Section 3.1(k) and will join in this Agreement solely for that limited purpose.

     l. As of the date of this Agreement, the Investor is not aware of any fact, or set of facts, it reasonably believes that would be sufficient grounds for any state or federal regulator to deny approval of the consummation of the transactions contemplated by this Agreement.

     3.2. Legends. It is understood that the certificate(s) representing the Preferred Stock and the certificate(s) representing the Common Conversion Shares may bear one or all of the following legends:

     a. "The securities evidenced by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "1933 Act") in reliance on certain exemptions contained therein, or under the securities act of any state (the "State Acts") in reliance on certain exemptions contained therein. These securities shall not be sold, transferred or otherwise disposed of except in a transaction (i) registered under the 1933 Act or exempt from registration thereunder and registered under the State Acts or exempt from registration thereunder, or (ii) otherwise in compliance with the 1933 Act and the State Acts."

     b.   Any legend required by the laws of any state.

     Each Investor hereby understands and agrees that the Company shall have no obligation to remove the legends set forth in Section 3.2 unless and until the securities covered thereby have been registered or can be sold pursuant to Rule 144(k) promulgated under the Act.

     3.3. Authorization. All corporate action on the part of the Investor, its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken or will be taken prior to the Closing. Upon execution and delivery, this Agreement will be a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and by general equitable principles.

     4.   Conditions of Investor's Obligations at the Respective Closing.

     The obligations of the Investor to the Company under Section 1 of this Agreement are subject to the fulfillment or waiver on or before the respective Closing of each of the following conditions, the waiver of which shall not be effective by or against the Investor unless in writing:

     4.1. Material Adverse Change. Since the date of this Agreement, there have been no material adverse changes, occurrences or developments in the business of the Company that have, or would be expected to have, a material adverse effect on the business, operations or financial condition of the Company, and Investor shall not have discovered any fact or circumstance not disclosed by the Company prior to the date of this Agreement that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of the Company.

     4.2. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing Date. Each other representation and warranty of the Company set forth in this Agreement that is not so qualified shall be true and correct in all material respects as of the Closing Date as though made at and as of such time, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation and warranty that is not so qualified shall be true and correct in all material respects, as of such earlier date).

     4.3. Performance. The Company shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

     4.4. Compliance Certificate. The Company's President or Chief Financial Officer shall deliver to each Investor at the respective Closing a certificate, dated the Closing Date, certifying that the conditions specified in Section 4 have been fulfilled.

     4.5. Qualifications. All authorizations, approvals, or permits, including necessary insurance regulatory approvals, solicitation permits and Hart-Scott-Rodino approval, if any, of any governmental authority or regulatory body of the United States or of any state that is required in connection with the lawful issuance and sale of the Preferred Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. The Investor shall have no obligation or responsibility under Section 1 of this Agreement unless all such authorizations, approvals, or permits, whether required to be obtained by the Company or by the Investor, are duly obtained and are effective on and as of the Closing Date.

     4.6. Proceedings and Documents. All corporate and other proceedings, including shareholder approval, if required, in connection with the transactions contemplated hereby and all documents and instruments incident thereto shall be reasonably satisfactory in form and substance to the Investor. The Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     4.7. Opinion of Company Counsel. The Investor shall have received from counsel for the Company, an opinion, dated as of the respective Closing, and in substantially the form attached hereto as Exhibit D.
                                          ---------

     4.8. Legal Investment. At the time of the respective Closing, the purchase of the Preferred Stock to be purchased by the Investor hereunder shall be legally permitted by all laws and regulations to which the Investor and the Company are subject.

     4.9. Credit Facility. No later than the Closing Date, the Company shall have entered into a credit facility in form and substance reasonably satisfactory to the Investor, pursuant to that certain commitment letter attached hereto as Exhibit F.
                   ---------

     4.10. No Change in Ratings of the Company. The Company shall have not received any notice of downgrade, been placed on a "watch list" with negative implications, or have notice of or be subject to any other similar event since May 31, 1999, with respect to the Company's ratings by A.M. Best, Standard & Poor's Corporation, Moody's Investor Service or Duff & Phelps.

     4.11. Appointment of Directors. James A. Taylor and Larry D. Striplin, Jr. shall have been appointed to the Board of Directors of the Company.

     4.12. Employment Agreements With Existing Senior Management. The Company and certain existing senior management of the Company shall have entered into employment agreements in form and substance mutually satisfactory to both the Investor and the Company.

     4.13. Removal of Regulatory Limits. The limits imposed on the insurance subsidiaries of the Company by the departments of insurance of Alabama and Ohio shall have been removed.

     4.14. No Defaults. The Company shall not be in default with respect to any of its outstanding indebtedness and shall have received all necessary lender approvals.

     4.15. Amendments to Corporate Documents. All necessary amendments to the Company's Restated Certificate of Incorporation and Bylaws to accomplish the foregoing would be approved by the Company's stockholders or Board of Directors as required.

     4.16. Waiver of Business Combinations With Interested Stockholders. The Company shall hereby and forthwith waive any and all provisions that would prohibit or preclude a business combination with Investor as an interested stockholder of the Company as provided in Section 203 of the General Corporation Law of the State of Delaware (the "DGCL").

     4.17. Orders, Decrees or Injunctions. Neither the Company nor any of its subsidiaries, nor the Investor, shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents the consummation of the transactions contemplated by this Agreement; or (ii) would impose any material limitation on the ability of the Investor effectively to exercise full rights of ownership of the Preferred Stock or the Common Stock of the Company.

     4.18. Statutes, Rules or Regulations. No statute, rule or regulation shall have been enacted after the date of this Agreement by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the transactions contemplated by this Agreement hereby illegal.

     5.    Conditions of the Company's Obligations at the Respective Closing.

     The obligations of the Company to the Investor under Section 1 of this Agreement are subject to the fulfillment or waiver on or before the respective Closing of each of the following conditions, the waiver of which shall not be effective by or against the Company unless in writing.

     5.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2. Legal Investment. At the time of the respective Closing, the purchase of the Preferred Stock to be purchased by the Investor hereunder shall be legally permitted by all laws and regulations to which the Investor and the Company are subject.

     5.3. Qualifications. All authorizations, approvals, or permits, including necessary insurance regulatory approvals, solicitation permits and Hart-Scott-Rodino approval, if any, of any governmental authority or regulatory body of the United States or of any state that is required in connection with the lawful issuance and sale of the Preferred Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. The Company shall have no obligation or responsibility under Section 1 of this Agreement unless all such authorizations, approvals, or permits, whether required to be obtained by the Company or by the Investor, are duly obtained and are effective on and as of the Closing Date.

     5.4. Proceedings and Documents. All corporate and other proceedings, including shareholder approval, if required, in connection with the transactions contemplated hereby and all documents and instruments incident thereto shall be reasonably satisfactory in form and substance to the Company. The Company shall have received all such counter-part original and certified or other copies of such documents as it may reasonably request.

     5.5. Credit Facility. No later than the Closing Date, the Company shall have entered into a credit facility in form and substance reasonably satisfactory to the Company, pursuant to that certain commitment letter attached hereto as Exhibit F.
          ---------

     5.6. Orders, Decrees or Injunctions. Neither the Company nor any of its subsidiaries, nor the Investor, shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents the consummation of the transactions contemplated by this Agreement; or (ii) would impose any material limitation on the ability of the Investor effectively to exercise full rights of ownership of the Preferred Stock or the Common Stock of the Company.

     5.7. Statutes, Rules or Regulations. No statute, rule or regulation shall have been enacted after the date of the Agreement by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the transactions contemplated by this Agreement hereby illegal.

     6.   Registration Rights.

     The Company covenants and agrees as follows:

     6.1. Definitions.  For purposes of this Section 6:

     a. The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

     b. The term "Registrable Securities" means (a) the Preferred Stock, (b) the Common Con-version Shares, and (c) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Preferred Stock or Common Stock issued or issuable upon conversion thereof; provided, however, that any Registrable Securities sold by a person in a transaction in which his or her rights under this Section 6 are not assigned shall no longer be deemed to be Registrable Securities from and after such sale; as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they are eligible to be distributed to the public pursuant to Rule 144(k) of the Act, or (iii) they shall have ceased to be outstanding;

     c. The term "Holder" means any Investor owning or having the right to acquire Registrable Securities or any assignee of registration rights hereunder in accordance with Section 6.13 hereof; and

     d. The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange

Commission (the "Commission") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

     e. The term "Form S-1" means any such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission.

     f. The term "Securities with Piggyback Rights" means securities of the Company which are entitled upon request to be included in a registration effected by the Company (including a registration statement effected by the Company for shareholders).

     6.2. Immediate Registration. Within thirty (30) days after the Closing Date, the Company shall file a registration statement covering the Registrable Securities on Form S-1 or Form S-3, as appropriate, under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, and shall use its best efforts to effect, within ninety (90) days of the Closing, the effectiveness of the Registration Statement and the registration under the Act of all Registrable Securities.

     6.3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, relating to a Rule 145 transaction or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each such Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 7.6 hereof, the Company shall, subject to the provisions of Section 6.8 hereof, cause to be registered under the Act all of the Registrable Securities (except for Preferred Stock) that each such Holder has requested to be registered to the extent permitted by applicable law and regulation.

     6.4. Obligations of the Company. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     a. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective.

     b. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     c. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     d. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

     e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     6.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     6.6. Expenses of Demand Registration. All expenses incurred in connection with registrations pursuant to Section 6.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

     6.7. Expenses of Company Registration. The Company shall bear and pay all costs of and incidental to any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 6.3 for each Investor (which right may be assigned as provided in Section 6.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reason-able fees and disbursements of one counsel for the selling Holders and the Holders will bear and pay their pro rata portion of any underwriting discounts and commissions.

     6.8. Underwriting Requirements.

     a. In connection with any offering involving an underwriting of shares, the Company shall not be required under Section 6.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company or the Company shareholders demanding such registration. If the total amount of Registrable Securities that all selling Holders of Securities with Piggyback Registration Rights under Section 6.3 request to be included in such offering exceeds (when combined with the securities being offered by the Company or its share-holders demanding such registration) the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders and other holders of Securities with Piggyback Rights according to the total amount of Securities with Piggyback Rights owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall the amount of securities of the selling Holders included in an offering by the Company of its shares be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless, in the good faith judgement of the Board of Directors, further reduction is necessary in order to ensure that the offering raises sufficient capital to satisfy the Company's regulatory obligations, or to prevent a lowering of a credit rating by a nationally recognized credit rating service, provided that preference may be given to other shareholders to the extent their securities have been included in the registration upon exercise of a demand registration right held by them.

     b. The Company shall have the right, upon the advice of the Board of Directors of the Company, upon giving written notice to Investor of the exercise of such right to require Investor not to sell any shares pursuant to the registration statement filed pursuant hereto for a period (as determined in good faith by the Board of Directors) from the date on which such notice is given (a "black-out period"), if (i)(A) the Company is engaged in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to the Company, in each case which is material to the Company (as reasonably determined by the Board of Directors) (any such negotiation, step, event or state of facts being herein called "Material Activity"), (B) in the reasonable judgment of the Board of Directors, after consultation with and acting upon the written advice of outside counsel, disclosure of such Material Activity would be necessary or advisable under applicable securities laws and (C) such disclosure would, in the reasonable judgment of the Board of Directors, be adverse to the interests of the Company, or (ii) the Board of Directors, in its reasonable judgment, after consultation with and acting upon the written advice of outside counsel, deems it necessary to file a post-effective amendment to such registration statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. During any such black-out period, Investor agrees not to sell any Registrable Shares under such registration statement for such period of time as the Board of Directors, acting on the written advice of outside counsel, may in good faith deem advisable; provided, however, that no single black-out period will be longer than sixty (60) calendar days and, in the aggregate, all black-out periods in any twelve (12) month period shall not include more than sixty (60) calendar days; provided, further, however, that no black-out period may be imposed by the Company during the first thirty (30) calendar days after the effectiveness of the registration statement filed pursuant to Section 6.2. The period of effectiveness of any registration statement in effect at the time of a black-out period and the termination period under Section 6.8 shall be extended for a period equal to the black-out period.

     6.9.  Delay of Registration.   No Holder shall have any right to obtain or
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

     6.10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6:

     a. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities joint or several to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer, director and partners of each Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.10 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act. The Company shall not be liable under any of the foregoing circumstances for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     b. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter (within the meaning of the Act) for the Company or such other Holders, any person who controls such underwriter, and any other Holder selling securities in such registration statement or any of its directors, officers or partners or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, partners, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, partner, controlling person, underwriter or controlling person, other Holder, officer, director, partner, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.10 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     c. Promptly after receipt by an indemnified party, under this Section 6.10, of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.10, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.10.

     6.11. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     a. make and keep current public information available, as that term is understood and defined in Commission Rule 144, at all times after the Closing;

     b. take such action as is reasonably necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

     c. file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

     d. furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (a) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144, the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

     6.12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Holder to (1) any affiliate of such Holder, or if such Holder is a partner-ship, any partner or partners of such Holder, and (2) any other transferee or assignee of such securities provided that (a) such assignment or transfer relates to not less than 500,000 Common Conversion Shares, or 250,000 shares of Preferred Stock, subject to any adjustment for stock splits, subdivision or similar capital reorganization of the Company's capital stock, (b) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act, (d) such rights may not be assigned to any person or entity which, in the Company's reasonable judgment, is a competitor of the Company, and (e) without the Company's written consent, such rights may not be assigned to anyone who is not an accredited investor or to anyone for whom regulatory approval is required without such approval first being obtained. No such assignment shall occur prior to the Closing Date without the Company's consent.

     7.    Covenants.

     7.1. Conduct of the Company's Business. From the date hereof until the earliest of (a) the termination of this Agreement or (b) the Closing, except for activities previously disclosed in writing to the Investor or set forth on
Schedule 7.1 hereto, the Company shall conduct its business only in the ordinary course, consistent with past practice.

     7.2. Standstill Agreement. Without the prior written consent of the Company, for a period of three years from the Closing Date, the Investor will not acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company if, as a result of such acquisition, the Investor or any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which the Investor is a member would then beneficially own 40% or more of such outstanding voting securities of the Company. In addition, without prior written consent of the Company, for a period of two years, the Investor agrees not to (a) make, or in any way participate, directly or indirectly, in any "solicitation" of proxies to vote (as such terms are used in the proxy rules of the Commission) or to seek to advise or influence any person or entity with respect to the voting of greater than 40% of the voting securities of the Company; or (b) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to greater than 40% of the voting securities of the Company. For a period of two years from the Closing Date, Investor will not acquire, offer to acquire, or agree to acquire by purchase, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, hereinafter referred to as a "13D Group"), greater than 40% of the voting securities of the Company. The Investor may, however, acquire up to 40% of the voting securities of the Company and, in that event, the Investor will obtain all necessary regulatory approvals in acquiring up to 40% of the voting securities of the Company, and the Company will cooperate with the Investor to obtain such approvals. Prior to acquiring any shares of capital stock of the Company, other than upon exercise of its rights hereunder and the Preferred Stock, the Investor shall give written notice of its intention to do so to the Company. Within (10) ten days after receipt of such notice, the Company will advise the Investor, in writing, if it believes that the proposed acquisition would require regulatory approval or would violate the provisions of this paragraph, and the Company and the Investor will cooperate to obtain regulatory approval to consummate the proposed acquisition or in structuring the transaction in such a way that it does not violate this paragraph.

     The Investor shall not participate, in, or encourage, the formation of any 13D Group which owns or seeks to acquire beneficial ownership of or otherwise act in respect of, greater than 40% of the voting securities, other than any 13D Group which is comprised exclusively of the Investor and any other permitted transferee or transferee of Preferred Stock from the Investor.

     7.3. Notice of Subsequent Events. The Company shall notify the Investor of any changes, additions or events which would cause any material change in or material addition to the Schedule of Exceptions delivered by the Company under this Agreement, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.3, constitute a material adverse effect on the notifying party, the Investor may, within ten (10) days after receipt of such notice, but prior to closing, elect to terminate this Agreement.

     7.4. Public Disclosures. The Company and the Investor will consult with each other, and agree upon the contents thereof, before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and agreement except as may be required by applicable law or requirements of the New York Stock Exchange.

     7.5. Approvals; Governmental Filings. From and after execution of this Agreement, the Company and the Investor shall use their respective best efforts to obtain all third party consents and approvals, if any, including from stockholders of the Company, financial institutions, regulatory authorities and other persons, necessary to consummate the transactions contemplated hereby.
The parties hereto will cooperate in the preparation and filing of any required governmental or regulatory notices and filings. Without limiting the foregoing, promptly after execution of this Agreement, the parties shall cooperate in preparing and making all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining the early termination of the waiting period thereunder.

     7.6. Meeting of Stockholders. The Company will take all steps necessary in accordance with its Restated Certificate of Incorporation and Bylaws and the DGCL to call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") as soon as reasonably practicable after the date of this Agreement for the purpose of approving the transactions contemplated by this Agreement and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Board of Directors of Directors, subject to Section 7.9, will (i) recommend to its stockholders the approval of this Agreement, the transactions contemplated hereby and any other matters submitted to the stockholders in connection therewith, to the extent such approval is required, and (ii) use its reasonable good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.

     7.7. Proxy Statement. As soon as practicable after the date of this Agreement, the Company shall prepare and distribute to its stockholders a proxy statement (the "Proxy Statement") designed to provide its stockholders with such information as needed about this Agreement in order to comply with the provisions of the 1934 Act and the DGCL. The Investor shall provide the Company with such information as shall be reasonably requested by the Company in order to prepare the Proxy Statement. The information supplied by the Company for inclusion in the Proxy Statement shall not, at the time of the mailing of the Proxy Statement, the Stockholders' Meeting or the Closing, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Investor for inclusion in the Proxy Statement shall not, at the time of the mailing of the Proxy Statement, the Stockholders' Meeting or the Closing, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing any fact or circumstance should be discovered by either party which should be set forth in an amendment or supplement to the Proxy Statement, that party shall promptly inform the other party and the Company shall promptly prepare and distribute such amendment or supplement to the Proxy Statement.

     7.8. Use of Proceeds. The Company shall use all proceeds from the Offering to reduce its outstanding debt under its Amended and Restated Credit Agreement among Vesta Insurance Group, Inc., the Lenders named therein, SouthTrust Bank of Alabama as Documentation Agent and First Union National Bank of North Carolina, as administrative agent dated April 8, 1997, as amended (the "Revolving Credit Facility").

     7.9.  Non-Solicitation.

     a. During the Exclusivity Period (as defined below), the Company and its affiliates shall not, and shall not authorize or permit any officer, director, employee, agent, advisor or other representative (each, a "Representative") of the Company or any of its affiliates to, directly or indirectly, (i) solicit or initiate, or encourage the submission of, any Proposal (as defined below), (ii) except to the extent necessary, if any, to satisfy the Company's fiduciary obligations, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Proposal or Alternative Transaction (as defined below), other than with the Investor, or (iii) except to the extent necessary, if any, to satisfy the Company's fiduciary obligations, authorize, engage in or enter into any agreement with respect to, any Alternative Transaction. The Company will promptly advise the Investor of, and communicate to the Investor the terms of, any Proposal that the Company, any of its affiliates or any of their respective Representatives may receive during the Exclusivity Period.

     b. For purposes of this Agreement: (i) "Proposal" means any inquiry, proposal or offer from any person relating to an Alternative Transaction; (ii) "Alternative Transaction" means any (A) direct or indirect acquisition or purchase of any equity securities of, or other equity interest in, any member of the Company that if consummated would result in any person beneficially owning (or having the right to acquire) 10% or more of any class of equity securities of or of the equity interest in any member of the Company or which would require approval under any federal, state or local law, rule, regulation or order governing or relating to the current or contemplated operations of any member of the Company, (B) merger, consolidation, business combination, sale of a material portion of the assets (including, without limitation, by means of any reinsurance or renewal rights transaction), recapitalization, liquidation, dissolution or similar transaction involving any member of the Company, or (C) other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the transactions with the Investor contemplated by this Agreement or which would reasonably be expected to materially dilute the benefits of such transactions to the Investor; and (iii) "Control Transaction" means any transaction that involves a (A) merger or consolidation or similar business combination involving the Company or a significant subsidiary of the Company (other than a "merger of equals" transaction), (B) sale of all or substantially all of the assets of the Company, or (C) sale or issuance of Company Common Stock or other equity securities of the Company to a person which, following the completion of such sale or issuance, will beneficially own Company Common Stock or other equity securities of the Company representing 10% of the voting power with respect to the election of the directors of the Company.

     c. For purposes of this Agreement, "Exclusivity Period" means the period commencing upon the Company's execution hereof and ending on the earlier of
(i) the termination of this Agreement pursuant to paragraph 8 hereof or (ii) the Closing Date. For purposes of this paragraph 7, the term "person" shall be construed broadly to include any corporation, partnership or other entity and any "group" (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended).

     d. In the event of any breach or threatened breach of any of the provisions of this paragraph 7 by the Company, the Investor shall be entitled to equitable relief by way of injunction in addition to any other rights or remedies available to it.

     7.10. Conversion of the Preferred Stock; Director Nominees. In the event that the Preferred Stock is automatically converted into Common Stock of the Company pursuant to the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designation"), subsequent to such conversion for as long as the Investor owns at least 15% of the issued and outstanding Common Stock of the Company, the Investor shall be entitled to designate nominees to the Company's Board of Directors as if it were the sole holder of all of the Preferred Stock as set forth in the Certificate of Designation.

     8. Termination. This Agreement shall terminate upon the earliest to occur of (a) the mutual written agreement of the Company and the Investor, (b) the delivery of written notice by the Investor to the Company or by the Company to the Investor after the Company announces, or enters into any agreement with respect to, a Control Transaction or any Control Transaction is consummated, (c) the delivery by the Investor to the Company of written notice to terminate in the Investor's sole discretion based on its determination that a material adverse change has occurred in the business, operations, prospects or financial condition of the Company and (d) unless extended by the parties hereto in writing, 5:00 p.m. Central Time on December 31, 1999. In addition, upon any such termination any obligations under this Agreement shall terminate and no party shall have any liability whatsoever to any other party other than as set forth in paragraph 9.

     9. Fees and Expenses. The parties hereto shall each bear their own respective costs and expenses in connection with the transactions contemplated hereby; provided, however, that if this Agreement is terminated pursuant to
Section 8(b) hereof, the Company shall, promptly upon request therefor, reimburse Investor for its costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel and other representatives of the Investor) in connection with the transactions contemplated hereby. In the event the transactions contemplated by this Agreement are consummated, the expenses incurred by the Investor shall be borne by the Company.


     10.   Survival of Representations and Warranties; Indemnification

     10.1. Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and for a period of six years following the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor.

     10.2. Indemnification. The Company will indemnify and hold harmless Investor and its representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     a. any breach of any representation or warranty made by the Company in this Agreement (without giving effect to any supplement to the Schedule of Exceptions), the Schedule of Exceptions, the supplements to the Schedule of Exceptions, or any other certificate or document delivered by the Company pursuant to this Agreement;

     b. any breach of any representation or warranty made by the Company in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedule of Exceptions, other than any such breach that is disclosed in a supplement to the Schedule of Exceptions and is expressly identified in the certificate delivered pursuant to Section 4 as having caused the condition specified in Section 4 not to be satisfied;

     c. any breach by the Company of any covenant or obligation of the Company in this Agreement;

     d. any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with (or any person acting on their behalf) in connection with any of the transactions contemplated by this Agreement.

     The remedies provided in this Section 10 will not be exclusive of or limit any other remedies that may be available to the Investor or the other Indemnified Persons.

     11.   Miscellaneous

     11.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Investor shall not assign this Agreement in any manner which violates this Agreement. Further, without the written consent of the Company, the Investor shall not assign this Agreement during the period subsequent to the first regulatory filing seeking approval to consummate the transactions contemplated by this Agreement and prior to the Closing. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     11.2. Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     11.3. "Including." The word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the possible scope of the general statement, term or matter.

     11.4. "Material," or "Material Adverse Effect." "Material" means, when used in connection with one or more entities, material to the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole. "Material adverse change" or "material adverse effect" means, when used in connection with one or more entities, any change, effect, event, circumstance or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of changes in generally accepted accounting principles.

     11.5. Knowledge. Whenever the term "knowledge," "best knowledge" or similar expression is used in this Agreement, it shall mean knowledge of a party's respective directors and the executive officers and to include the assurance that such knowledge is based upon reasonable investigation unless otherwise expressly provided.

     11.6. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Alabama applicable to agreements between residents of such state entered into and to be performed entirely within such state.

     11.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     11.9. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or telex, or seven days after deposit with a domestic Post Office, by registered mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten days' advance written notice to the other parties:

     a.     If to the Company:

               Vesta Insurance Group, Inc.
               3760 River Run Drive
               Birmingham, Alabama 35243
               Attention:     Norman W. Gayle, III, President & CEO

b.   If to the Investor:

               Birmingham Investment Group, LLC
               17 North 20th Street
               Birmingham, Alabama 35203
               Attention:     James A. Taylor, Manager

     11.10. Entire Agreement; Amendment.

     a. This Agreement (including the Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     b. Any term of this Agreement, other than terms contained in Section 6, may be amended, waived or discharged (either generally or in a particular instance and either retroactively or prospectively), by a written instrument signed by the Company and the Investor; provided, however, that, except for the conditions set forth in Section 4 hereof, holders of a majority in interest of the Common Conversion Shares, and excluding all Common Conversion Shares sold to the public, may by written instrument waive satisfaction of any term or condition which operates for the benefit of an Investor under this Agreement, but in no event shall the obligations of an Investor hereunder be increased, except upon the written consent of such Investor.

     c. Any term of Section 6 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the con-sent of the Company and the holders of a majority of the Registrable Securities (as defined in Section 6.1(1)).

     d. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     11.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     11.12. No Rule of Construction. The parties acknowledge that this Agreement was mutually prepared and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              VESTA INSURANCE GROUP, INC.


                              By:  /s/ Norman W. Gayle III
                                   ---------------------------------------------
                              Its: President and CEO
                                   ---------------------------------------------


                              BIRMINGHAM INVESTMENT GROUP, LLC

                              By:  /s/ James A. Taylor
                                   ---------------------------------------------
                              Name:  James A. Taylor
                                   ---------------------------------------------
                              Title: Manager
                                     -------------------------------------------



                              /s/ Larry D. Striplin, Jr.
                              --------------------------------------------------
                              L.S.
                              Solely for purposes of Section 3.1(k) hereof.


                              /s/ James A. Taylor
                              --------------------------------------------------
                              L.S.
                              Solely for purposes of Section 3.1(k) hereof.